UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICON	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2019, Iconix Brand Group, Inc. (the “Company”) received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the $15 million minimum market value of publicly held shares (“MVPHS”) requirement for continued listing on The Nasdaq Global Select Market as of May 28, 2019, as set forth in Nasdaq Listing Rule 5450(a) (the “MVPHS Requirement”), the deficiency could serve as an additional basis for delisting from Nasdaq and, as such, the Nasdaq Hearings Panel (the “Panel”) would consider the additional deficiency in connection with the Company’s prior hearing before the Panel.

At the hearing, the Company presented its plan to evidence compliance with the minimum $1.00 per share bid price requirement and all other applicable requirements for continued listing on Nasdaq. The Company was subsequently notified by Nasdaq that the Company had evidenced full compliance with the bid price requirement; however, the Panel retained jurisdiction of the matter in light of the impending MVPHS deficiency, which was set to expire on May 28, 2019.

The Company has already submitted to the Panel its plan to evidence compliance with the MVPHS Requirement and requested an extension within which to do so. The Company is awaiting the Panel’s response to the compliance plan, and is diligently working to evidence compliance with all applicable Nasdaq listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or that the Company will be able to satisfy the MVPHS Requirement within any extension that may be granted to the Company by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ John T. McClain
	Name:	John T. McClain
	Title:	Executive Vice President and Chief Financial Officer

Date: June 4, 2019